EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                           SPRING CREEK CAPITAL CORP.
            FORM 10-Q FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2008
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jagjit Jay Sidhu, am the Chief Executive Officer and acting Chief Financial Officer of Spring Creek Capital Corp., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended March 31, 2008 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2008
                                         By: /s/ Jagjit Jay Sidhu
                                            -----------------------------------
                                            Jagjit Jay Sidhu
                                            Chief Executive Officer, President,
                                            acting Chief Financial Officer,
                                            acting Principal Accounting Officer
                                            and Director